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                                                                    Exhibit 99.1

 [GRAPHIC OMITTED]
      OCWEN

                         OCWEN FINANCIAL CORPORATION(R)
================================================================================

FOR IMMEDIATE RELEASE           FOR FURTHER INFORMATION CONTACT:
                                    Robert J. Leist, Jr.
                                    Vice President & Chief Accounting Officer
                                    T: (561) 682-7958
                                    E: rleist@ocwen.com
                                       ----------------

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                          THIRD QUARTER 2004 NET INCOME

WEST PALM BEACH, FL - (October 21, 2004) Ocwen Financial Corporation (NYSE:OCN) today reported net income for the third quarter of 2004 of $39.3 million or $0.61 per share compared to net income of $4.6 million or $0.07 per share for the third quarter of 2003. For the nine months ended September 30, 2004 the Company reported net income of $55.2 million or $0.83 per share as compared to $0.3 million or $0.005 per share in the same period in 2003. Third quarter 2004 results include a net tax benefit of $31.8 million, primarily reflecting the partial reversal of the deferred tax asset valuation allowance that was established in prior years. Pre-tax income for the third quarter of 2004 was $7.5 million as compared to $4.6 million in the same period last year.

Chairman and CEO William C. Erbey stated, "We are pleased to report $39.3 million of net income for the quarter, inclusive of our realization of significant tax benefits. Among the points to note in this quarter's results are the following:
    o Our Residential Loan Servicing business continues to be adversely impacted by low interest rates and high prepayment speeds. Our third quarter pre-tax income in this business is down by $4.8 million as compared to the third quarter of last year.
    o The aggregate pre-tax income of our other core business units continues to be strong, increasing $1.0 million in the 2004 third quarter and $10.9 million year to date as compared to the same periods last year. These results reflect improvement in Commercial Servicing, which achieved a year to date break-even result in the third quarter, and REALServicing(TM), which signed its first major commercial client in the second quarter of this year.
    o Our 2004 pre-tax income also reflects break-even results in our aggregate non-core businesses in both the quarter and year to date periods.
    o We are reporting pre-tax income of $3.9 million in our Corporate Segment in the third quarter of 2004, primarily due to interest of $2.7 million on our federal income tax receivables. In the 2003 third quarter, we reported a pre-tax loss of $(3.0) million.
    o Although we did not close sales of non-core assets in the third quarter, we did enter into agreements to sell non-core assets that have a net book value of approximately $60 million. While these agreements remain subject to due diligence and other contingencies, we are optimistic that we can achieve further reductions during the fourth quarter of this year."

The Residential Loan Servicing business reported pre-tax income of $3.4 million in the third quarter of 2004 vs. $8.2 million in the 2003 third quarter. Year to date, pre-tax income was $13.8 million as compared to $25.8 million in the same period of 2003. These results reflect the continuing pressures from low interest rates and rising prepayment speeds in our portfolio. One important measure of the impact of these trends is the expense associated with mortgage servicing rights amortization and compensating interest expense. These combined amounts increased by $6.4 million or 7% for the nine months ended September 30. Operating expenses increased in both the third quarter and year to date periods in 2004 as compared to 2003, reflecting costs associated with our property management contract with the United States Department of Veteran's Affairs and as a result of reassuming, in the fourth quarter of 2003, certain collection activities that had been performed by outside parties. As a result of high prepayment rates, as well as reduced purchases of servicing rights, our servicing portfolio has declined somewhat since the end of 2003. As of September 30, 2004, we were the servicer of approximately 328 thousand loans with an unpaid principal balance (UPB) of $34.4 billion, as compared to approximately 360 thousand loans and $37.7 billion of UPB at December 31, 2003.

Our other core businesses reported aggregate pre-tax income of $0.8 million in the third quarter of 2004 as compared to a loss of $(0.2) million in the third quarter of 2003. For the nine months ended September 30, 2004, these businesses reported aggregate pre-tax income of $7.5 million as compared to a loss of $(3.4) million in the same period of 2003. These improvements primarily reflect the reduction in losses for Commercial Servicing, which achieved break-even results for the nine months ended September 30, 2004.

Ocwen Financial Corporation
Third Quarter Results
October 21, 2004

Our non-core businesses recorded an aggregate pre-tax loss of $(0.6) million for the third quarter as compared to a pre-tax loss of $(0.3) million in 2003. Year to date, these businesses reported aggregate pre-tax income of $0.3 million as compared to a pre-tax loss of $(12.3) million in the same period of 2003.

The Corporate Segment reported pre-tax income of $3.9 million in the third quarter of 2004 as compared to a loss of $(3.0) million in the same period last year. Year to date, Corporate generated pre-tax income of $1.8 million as compared to a loss of $(9.5) million in the same period of 2003. Corporate results for 2004 include interest income on federal income tax return claims of $2.7 million and $6.5 million for the quarter and year to date periods, respectively.

Results for the third quarter of 2004 included a net income tax benefit of $31.8 million. This benefit is primarily due to the reversal of $37 million of the valuation allowance on deferred tax assets that had been provided in prior years. This allowance was reduced as a result of refund claims of $37 million filed with the IRS that reduced our deferred tax asset as of September 30, 2004 and increased our receivable balances by the same amount. The tax benefit is net of $5.1 million of tax expense on 2004 earnings, primarily representing the company's estimated federal effective tax rate of 20%.

In summary, pre-tax income increased by $2.8 million in the third quarter of 2004 and by $22.7 million year to date as compared to the same periods last year. Non-core assets have been reduced by 29% since the end of 2003.

Ocwen Financial Corporation is a diversified financial services holding company with headquarters in West Palm Beach, Florida and operations in Canada, China, Germany, India, Japan and Taiwan. Ocwen Financial Corporation is engaged in a variety of businesses related to residential and commercial mortgage servicing, real estate asset management, asset recovery, business process outsourcing and the marketing and sales of technology solutions to third parties. Ocwen Financial Corporation is a global leader in customer service excellence as a result of our company-wide commitment to quality, integrity and accountability. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, interest rates and the impact of changes in interest rates and prepayment speeds on our Residential Loan Servicing business and the outlook on reduction in non-core assets. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, federal income tax rates, recognition of deferred tax credits and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2003 and its reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
Third Quarter Results
October 21, 2004

                                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                            Three Months                    Nine Months
-------------------------------------------------   ----------------------------    ----------------------------
For the periods ended September 30,                     2004            2003            2004            2003
-------------------------------------------------   ------------    ------------    ------------    ------------
REVENUE
 Servicing and related fees .....................   $     34,587    $     35,651    $    115,310    $    101,703
 Vendor management fees .........................         13,614           7,722          40,442          21,721
 Gain (loss) on trading and match funded
   securities, net ..............................           (171)            159           1,688           2,924
 Valuation gains (losses) on real estate ........           (165)           (686)         (3,990)         (6,695)
 Gain (loss) on sales of real estate ............            311             316            (149)            408
 Operating income (loss) from real estate .......            444           1,269           1,017           3,461
 Gain (loss) on debt repurchases ................             --            (441)             --            (445)
 Other income ...................................          4,995           2,852          16,599           5,550
                                                    ------------    ------------    ------------    ------------
   Non-interest revenue .........................         53,615          46,842         170,917         128,627
                                                    ------------    ------------    ------------    ------------

 Interest income ................................          4,988           4,071          15,555          17,826
 Interest expense ...............................          7,141          10,823          22,040          29,554
                                                    ------------    ------------    ------------    ------------
   Net interest income (expense) before provision
   for loan losses ..............................         (2,153)         (6,752)         (6,485)        (11,728)
 Provision for loan losses ......................            (94)            415            (913)         (2,670)
                                                    ------------    ------------    ------------    ------------
   Net interest income (expense) after provision
   for loan losses ..............................         (2,059)         (7,167)         (5,572)         (9,058)
                                                    ------------    ------------    ------------    ------------
    Total revenue ...............................         51,556          39,675         165,345         119,569
                                                    ------------    ------------    ------------    ------------

NON-INTEREST EXPENSE
 Compensation and employee benefits .............         21,300          17,667          64,229          52,505
 Occupancy and equipment ........................          3,981           3,254          11,999           8,769
 Technology and communication costs .............          6,190           5,583          19,476          14,577
 Loan expenses ..................................          6,885           3,835          22,272          10,836
 Loss (gain) on investments in affordable housing
   properties ...................................           (100)              4            (179)            319
 Professional services and regulatory fees ......          3,187           2,510          16,328          21,854
 Other operating expenses .......................          2,635           2,173           7,890           7,023
                                                    ------------    ------------    ------------    ------------
   Non-interest expense .........................         44,078          35,026         142,015         115,883
                                                    ------------    ------------    ------------    ------------

Distributions on Capital Securities .............             --              --              --           3,058
                                                    ------------    ------------    ------------    ------------
Income (loss) before minority interest and income
   taxes ........................................          7,478           4,649          23,330             628
Minority interest in net income (loss) of
   subsidiaries .................................             18              28             (50)           (308)
Income tax expense (benefit) ....................        (31,845)              6         (31,779)            618
                                                    ------------    ------------    ------------    ------------
   Net income (loss) ............................   $     39,305    $      4,615    $     55,159    $        318
                                                    ============    ============    ============    ============

EARNINGS (LOSS) PER SHARE
 Basic ..........................................   $       0.61    $       0.07    $       0.83    $      0.005
 Diluted ........................................   $       0.60    $       0.07    $       0.81    $      0.005

Weighted average common shares outstanding
 Basic ..........................................     64,637,454      66,865,412      66,853,296      67,148,447
 Diluted ........................................     65,813,457      67,880,310      68,146,822      67,864,096

Ocwen Financial Corporation
Third Quarter Results
October 21, 2004

                                 OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    September 30,       December 31,
                                                                        2004                 2003
                                                                    -------------       ------------
ASSETS
 Cash and amounts due from depository institutions ..............    $   189,446         $   215,764
 Interest earning deposits ......................................         52,541                 324
 Trading securities, at fair value:
    U.S. government and sponsored enterprise securities .........         98,179               6,679
    Subordinates and residuals ..................................         40,310              42,841
 Real estate ....................................................         68,480             103,943
 Affordable housing properties ..................................          8,356               7,410
 Loans, net .....................................................         11,459              28,098
 Match funded assets ............................................        108,328             130,087
 Premises and equipment, net ....................................         39,000              41,944
 Advances on loans and loans serviced for others ................        345,945             374,769
 Mortgage servicing rights ......................................        135,319             166,495
 Receivables ....................................................        114,500              88,157
 Other assets ...................................................         73,623              33,607
                                                                     -----------         -----------
    Total assets ................................................    $ 1,285,486         $ 1,240,118
                                                                     ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES
   Deposits .....................................................    $   412,117         $   446,388
   Escrow deposits ..............................................        146,074             116,444
   Bonds - match funded agreements ..............................         97,712             115,394
   Lines of credit and other secured borrowings .................         35,502             150,384
   Notes and debentures .........................................        231,249              56,249
   Accrued interest payable .....................................          3,083               4,789
   Accrued expenses, payables and other liabilities .............         31,529              31,926
                                                                     -----------         -----------
    Total liabilities ...........................................        957,266             921,574
                                                                     -----------         -----------

 Minority interest in subsidiaries ..............................          1,296               1,286

 STOCKHOLDERS' EQUITY
  Common stock, $.01 par value; 200,000,000 shares authorized:
    62,719,552 and 67,467,220 shares issued and outstanding at
    September 30, 2004 and December 31, 2003, respectively ......            627                 675
  Additional paid-in capital ....................................        181,071             225,559
  Retained earnings .............................................        145,568              90,409
  Accumulated other comprehensive income (loss), net of taxes....           (342)                615
                                                                     -----------         -----------
      Total stockholders' equity ................................        326,924             317,258
                                                                     -----------         -----------
        Total liabilities and stockholders' equity ..............    $ 1,285,486         $ 1,240,118
                                                                     ===========         ===========

Ocwen Financial Corporation
Third Quarter Results
October 21, 2004

PRE-TAX INCOME (LOSS) BY BUSINESS SEGMENT
                                                              Three Months                 Nine Months
                                                         ------------------------    -----------------------
    For the periods ended September 30,                    2004           2003          2004          2003
    -------------------------------------------------    ---------     ----------    ---------     ---------
    (Dollars in thousands)
    CORE BUSINESSES
      Residential Loan Servicing.....................    $   3,380     $   8,159     $  13,763     $  25,808
      OTX............................................       (2,133)       (2,353)       (2,370)       (8,327)
      Ocwen Realty Advisors..........................        1,478         1,156         5,013         3,766
      Ocwen Recovery Group...........................          708         1,140         2,998         3,422
      Business Process Outsourcing...................          687         1,004         1,791         1,007
      Commercial Servicing...........................           63        (1,111)           60        (3,276)
                                                         ---------     ----------    ---------     ---------
                                                             4,183         7,995        21,255        22,400
                                                         ---------     ---------     ---------     ---------
    NON-CORE BUSINESSES
      Commercial Assets..............................       (1,845)       (2,025)       (4,895)       (8,692)
      Affordable Housing.............................         (888)           (3)       (3,047)       (3,608)
      Subprime Finance...............................        2,116         1,720         8,243            20
                                                         ---------     ---------     ---------     ---------
                                                              (617)         (308)          301       (12,280)
                                                         ---------     ---------     ---------     ---------
    CORPORATE ITEMS AND OTHER........................        3,912        (3,038)        1,774        (9,492)
                                                         ---------     ---------     ---------     ---------
    Income (loss) before minority interest and
     income taxes....................................    $   7,478     $   4,649     $  23,330     $     628
                                                         =========     =========     =========     =========


NON-CORE ASSETS
                                                                                   September 30,  December 31,
    (Dollars in thousands)                                                             2004           2003
                                                                                   -------------  ------------
    Loans, net
      Affordable housing........................................................     $   3,664     $   6,545
      All other.................................................................         7,795        21,553
    Real estate.................................................................        68,480       103,943
    Subordinates, residuals and other trading securities........................        40,310        42,841
    Affordable housing properties...............................................         8,356         7,410
                                                                                     ---------     ---------
      Total non-core assets.....................................................     $ 128,605     $ 182,292
                                                                                     =========     =========